UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 22, 2010 (December 22, 2010)

TRIMERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23155	56-1808663
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(919) 806-4682

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2010, Trimeris, Inc. (the “Company”) replaced Andrew L. Graham as Chief Financial Officer and Secretary of the Company and terminated his employment effective at the close of business on January 17, 2011, which change in management was reported in a Current Report on Form 8-K filed by the Company on November 19, 2010.

In connection with Mr. Graham’s employment, he had entered into an Executive Employment Agreement dated as of January 24, 2008 with the Company, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 24, 2008 (as amended to date, the “Graham Employment Agreement”). As a condition to receiving the severance benefits under the Graham Employment Agreement, Mr. Graham was required to execute a settlement agreement and release. Mr. Graham and the Company entered into a Settlement Agreement and Release of Claims (the “Graham Settlement Agreement”) on December 22, 2010 and Mr. Graham is expected to enter into the Supplemental Release (the “Graham Supplemental Release”) that is included as part of the Graham Settlement Agreement, on or shortly after January 17, 2011. Pursuant to the terms of the Graham Settlement Agreement and assuming he executes the Graham Supplemental Release, Mr. Graham will be entitled to receive the severance benefits described in the Graham Employment Agreement, including one times Mr. Graham’s current salary, as well as up to a maximum of one year of medical insurance coverage with a portion of the premiums paid by the Company (to a maximum for the year of $25,000).

Pursuant to the Graham Settlement Agreement and the Graham Supplemental Release, Mr. Graham agreed to release any and all claims he has against the Company and related persons.

The description of the above-referenced Graham Settlement Agreement, including the Graham Supplemental Release, is qualified in its entirety by reference to the complete text of the documents, a copy of which is attached hereto as Exhibit 10.1.

Also on November 18, 2010, the Company eliminated the position of General Counsel effective as of that date and accordingly terminated Michael A. Alrutz’s employment effective at the close of business on January 17, 2011, which change in management was also reported in the Current Report on Form 8-K filed by the Company on November 19, 2010.

In connection with Dr. Alrutz’s employment, he had entered into an Executive Employment Agreement dated as of January 24, 2008 with the Company, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 24, 2008 (as amended to date, the “Alrutz Employment Agreement”). As a condition to receiving the severance benefits under the Alrutz Employment Agreement, Dr. Alrutz was required to execute a settlement agreement and release. Dr. Alutz and the Company entered into a Settlement Agreement and Release of Claims (the “Alrutz Settlement Agreement”) on December 22, 2010 and Dr. Alrutz is expected to enter into the Supplemental Release (the “Alrutz Supplemental Release”) that is included as part of the Alrutz Settlement Agreement, on or shortly after January 17, 2011. Pursuant to the terms of the Alrutz Settlement Agreement and assuming he executes the Alrutz Supplemental Release, Dr. Alrutz will be entitled to receive the severance benefits described in the Alrutz Employment Agreement, including one times Dr. Alrutz’s current salary, as well as up to a maximum of one year of medical insurance coverage with a portion of the premiums paid by the Company (to a maximum for the year of $25,000).

Pursuant to the Alrutz Settlement Agreement and the Alrutz Supplemental Release, Dr. Alrutz agreed to release any and all claims he has against the Company and related persons.

The description of the above-referenced Alrutz Settlement Agreement, including the Alrutz Supplemental Release, is qualified in its entirety by reference to the complete text of the documents, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement and Release of Claims between Trimeris, Inc. and Andrew L. Graham, dated December 22, 2010

10.2	Settlement Agreement and Release of Claims between Trimeris, Inc. and Michael A. Alrutz, dated December 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2010	TRIMERIS, INC.

	By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer